UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 19, 2012 (December 19, 2012)
DSW Inc.

(Exact name of registrant as specified in its charter)

Ohio	001-32545	31-0746639
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 DSW Drive, Columbus, Ohio	43219
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (614) 237-7100

(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors;
On December 19, 2012, Roger Markfield, a member of the Board of Directors of DSW Inc. (the “Company”), announced his resignation from the Board effective immediately. Mr. Markfield served on the Technology Committee of the Board of Directors of the Company. Mr. Markfield has resigned in order to concentrate on his duties as Vice Chairman and Executive Creative Director of American Eagle Outfitters Inc.
Also on December 19, 2012, the Board of Directors of the Company, acting pursuant to authority granted in Section 2.02(C) of the Company's Code of Regulations, and based on the recommendation of the Nominating and Corporate Governance Committee, appointed Joseph A. Schottenstein as a new director to fill the vacancy created by Mr. Markfield's resignation. The initial term for Mr. Schottenstein will expire at the 2013 Annual Meeting of Shareholders. Mr. Schottenstein is not expected to serve on a committee of the Board of Directors at this time. The following is a description of Mr. Schottenstein's background:
Mr. Schottenstein, age 32, will serve as a Class III Director of DSW Inc. Mr. Schottenstein currently serves as a member of the Board and Executive Vice President of Acquisitions and Leasing at Schottenstein Property Group ("SPG"), a privately-held company that develops big box, community and neighborhood shopping centers in the United States. Mr. Schottenstein has been with SPG since 2003, having served as the Vice President of Leasing at SPG from 2008 through 2010. From June 2004 to 2006, Mr. Schottenstein served as the Co-Manager of Indigo Nation, LLC, a specialty denim retailer.
Mr. Schottenstein is the son of Jay L. Schottenstein, the Company's current Executive Chairman of the Board of Directors and former Chief Executive Officer (from 2005 to 2009). Mr. Joseph Schottenstein will not be considered an independent director.
With respect to the Company, various affiliates of Mr. Joseph Schottenstein have had transactions with the Company that were previously reported since the beginning of the Company's last fiscal year. Refer to previously filed (i) Form 8-K dated November 1, 2012, which was filed with the Securities and Exchange Commission (“SEC”) on November 2, 2012; and (ii) Form 10-K dated January 28, 2012, which was filed with the SEC on March 27, 2012.
The Company has entered into its standard form of Indemnification Agreement for the new director. A copy of the form of Indemnification Agreement is furnished as Exhibit 10 hereto and incorporated into this item by reference.
The press release announcing the resignation of Mr. Markfield and appointment of Mr. Schottenstein to the Company's Board of Directors is furnished as Exhibit 99 and incorporated into this item by reference.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10
Form of Indemnification Agreement between DSW Inc. and its officers and directors (previously filed as Exhibit 10.44 to Amendment No. 4 to the Company's Registration Statement on Form S-1 (Registration No. 333-123289) filed with the Securities and Exchange Commission on June 27, 2005, and incorporated herein by reference).

99.1	Press Release dated December 19, 2012

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
DSW Inc.

By: /s/ William Jordan
William Jordan
Executive Vice President and General Counsel

Date: December 19, 2012